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                                                                 Exhibit 10.3(a)

                           KANBAY INTERNATIONAL, INC.
                        2004 GLOBAL LEADERSHIP BONUS PLAN

     Kanbay International, Inc. (the "Company") has adopted the Kanbay International, Inc. 2004 Global Leadership Bonus Plan (the "Plan") to provide for the payment of performance bonuses to certain global leadership executives of the Company and its Affiliates in consideration of their efforts during the 2004 fiscal year (January 1, 2004 to December 31, 2004). The purpose of the Plan is to align the goals of those Executives participating in the Plan with the business goals and objectives of the Company, to provide these Executives with financial incentives to attain those goals and objectives and to reward these Executives for meeting their Performance Targets.

1.   DEFINITIONS

     For purposes of the Plan, the following terms shall have the following definitions:

     1.1 "Affiliate" means any corporation or other business entity, or predecessor of such entity, if any, that is a parent or subsidiary of the Company, including ownership of 50% or more of the voting or profits interests of the corporation or other business entity.

     1.2 "Base Salary" means an Executive's annual base salary rate for the 2004 fiscal year.

     1.3    "Board" means the Board of Directors of the Company.

     1.4 "Bonus Schedule" means the bonus acknowledgement schedule provided to an Executive that sets forth the Performance Bonus that the Executive is eligible to earn under the Plan and the Performance Targets applicable to such Performance Bonus.

     1.5 "Cause" has the meaning set forth in any employment, consulting, or other written agreement between the Executive and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Executive and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" will have the meaning specified by the Committee in connection with the grant of any Performance Bonus; provided, that if the Committee does not so specify, "Cause" will mean the Executive's:

            (a) willful neglect of or continued failure to substantially perform, in any material respect, his or her duties (as assigned to the Executive from time to time) or obligations (including a violation of policy) to the Company or an Affiliate other than any such failure resulting from his or her incapacity due to physical or mental illness;

            (b) commission of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act that is intended to cause, causes or is reasonably likely to cause material harm to the Company or an Affiliate, monetarily, reputationally or otherwise;

            (c) commission or conviction of, or plea of NOLO CONTENDERE to, any felony or any crime or offense involving dishonesty or fraud or that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise; or

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            (d)    abuse of illegal drugs or other controlled substances or
     habitual intoxication.

     Unless otherwise defined in the Executive's employment or other agreement, an act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted to be done, by the Executive not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether an Executive who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

     1.6 "Change in Control" means the occurrence of any one or more of the following:

            (a) Any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than
     (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this Section 1.6(a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

            (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

            (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

            (d) The stockholders of the Company approve a plan of complete liquidation of the Company.

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     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

     Further notwithstanding the foregoing, unless a majority of the Incumbent Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Executive if the Change in Control results from actions or events in which such Executive is a participant in a capacity other than solely as an officer, employee or director of the Company or an Affiliate.

     1.7 "Committee" means the Compensation Committee of the Board that is responsible for setting Performance Targets, certifying that such targets have been met under the Plan and the administration of the Plan.

     1.8 "Company" means Kanbay International, Inc., a Delaware corporation, and any successor thereto.

     1.9 "Disability" has the meaning set forth in any employment, consulting, or other written agreement between the Executive and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Executive and the Company or an Affiliate, or if such agreement does not define "Disability," then "Disability" will mean (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that Executive, (b) if the Executive is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the U.S. Social Security Act, or (c) if the Executive is not covered by a long-term disability plan or the U.S. Social Security Act, the Committee shall determine whether the Executive has incurred a Disability, in its sole discretion.

     1.10 "Executive" means the global leadership executive selected by the Committee to participate in this Plan.

     1.11 "Performance Bonus" means the additional cash remuneration payable to an Executive pursuant to the Plan.

     1.12 "Performance Period" means the annual or quarterly period set forth in the applicable Bonus Schedule.

     1.13 "Performance Target" means any annual or quarterly quantitative objective or measurement (including any individual, organizational or company-wide goal) that is appropriate and relevant to the Executive for the Performance Period, as determined by the Committee and set forth in the Bonus Schedule. Performance Targets referring to global objectives will include performance metrics for the Company and all Affiliates. Performance Targets referring to regional or territory objectives will include performance metrics for the Company or its

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Affiliates that operate in that region or territory. Performance Targets under the Plan may include the following, all as specified in the Executive's Bonus
Schedule:

            (a)    net earnings;

            (b)    operating earnings or income;

            (c)    earnings growth;

            (d) net income (absolute or competitive growth rates comparative);

            (e)    net income applicable to common stock;

            (f) gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

            (g)    revenue backlog;

            (h)    margins realized on delivered services;

            (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

            (j)    earnings per share of common stock;

            (k) return on stockholders equity (absolute or peer-group comparative);

            (l)    stock price (absolute or peer-group comparative);

            (m) absolute and/or relative return on common stockholders equity;

            (n)    absolute and/or relative return on capital;

            (o)    absolute and/or relative return on assets;

            (p)    economic value added (income in excess of cost of capital);

            (q)    customer satisfaction;

            (r)    expense reduction; and

            (s)    ratio of operating expenses to operating revenues.

2.   ELIGIBILITY

     Each Executive who participates in this Plan will receive a Bonus Schedule that sets forth the maximum Performance Bonus, expressed as a percentage of Executive's Base Salary, that he or she will be eligible to earn under the Plan. The Bonus Schedule also will set forth the Performance Targets that have been established by the Committee and that must be satisfied in order for the Executive to receive his or her Performance Bonus. An Executive is not eligible to receive any Performance Bonus under the Plan unless it is specifically mentioned in the Bonus Schedule. Each Executive must return to the Committee an executed copy of the Bonus Schedule to be eligible for Performance Bonuses under this Plan.

3.   PERFORMANCE BONUSES

     3.1 AMOUNT OF PERFORMANCE BONUS. The actual amount of the Performance Bonus that an Executive receives will be based upon the attainment of the Performance Targets set forth

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in the Bonus Schedule. If a Performance Target is not fully and completely achieved during the relevant Performance Period, then the applicable Performance Bonus shall not be earned or paid.

     3.2 REQUIREMENTS FOR PAYMENT OF PERFORMANCE BONUS. An Executive will be entitled to receive payment of the Performance Bonus for a Performance Period only if the Executive is employed by the Company or one of its Affiliates on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period. Notwithstanding the foregoing, and provided that all other terms and conditions of the Plan have been satisfied:

            (a) if the Executive's employment is terminated after completion of the Performance Period due to death, Disability or involuntary termination without Cause, the Executive will be paid for any Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period.

            (b) if the Executive's employment is terminated during a Performance Period due to death or Disability, the Executive will be paid a portion of the Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period, pro rated based on the number of days elapsed during the Performance Period before the Executive's employment was terminated.

            (c) if the Executive's employment is involuntarily terminated by the Company or an Affiliate without Cause during a Performance Period, the Committee, in its sole discretion, may decide to pay the Executive a portion of the Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period, pro rated based on the number of days elapsed during the Performance Period before the Executive's employment was terminated.

     3.3 TIME AND MEDIUM OF PAYMENT. An Executive's earned Performance Bonus will be paid in a lump sum no later than 60 days after the end of the 2004 fiscal year. The Committee, in its discretion, may pay part or all of an Executive's earned Performance Bonus in shares of the Company's common stock.

     3.4 COMMITTEE CERTIFICATION. The Committee shall certify in writing, prior to payment of any Performance Bonus hereunder to an Executive, that the Performance Targets and any other material terms of the Plan were satisfied.

     3.5 CHANGE IN CONTROL. If a Change in Control occurs and thereafter the Executive's employment is involuntarily terminated without Cause by the Company or an Affiliate within the same fiscal year, the Executive will be paid the Executive's target bonus amount for all Performance Periods ending in the year in which the Change in Control and termination occurred, as specified on the Bonus Schedule, as if the Performance Targets had been met in full, and the Executive had been employed on the date that the Performance Bonus was to be paid. Payment will be made within thirty days of the Executive's termination.

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4.   GENERAL TERMS AND CONDITIONS

     4.1 ADMINISTRATION BY THE COMMITTEE. The Committee will administer the Plan in accordance with its terms, and will have all powers necessary to carry out the Plan's provisions. The Committee has full discretion to, and will, interpret the Plan and determine all questions arising in its administration, interpretation and application, including but not limited to questions of eligibility and the status and rights of Executives and other persons. Any determination by the Committee will be conclusive and binding on all persons. The Committee may delegate to the Company's Chief Executive Officer some or all of its authority under the Plan, including the responsibility for setting Performance Targets (other than with respect to himself), certifying whether such Performance Targets have been met under the Plan, setting Performance Periods, selecting eligible executives, and administering the Plan.

     4.2 NO ASSURANCE OF EMPLOYMENT OR PAYMENT. Participation in the Plan does not guarantee or imply continued employment. Except as required by applicable law, nothing in this Plan or any Executive's Bonus Schedule is intended to create an employment agreement with an Executive. By participating in this Plan, the Executive agrees that his or her employment is "at-will", and the Executive or the Company (or the Affiliate that employs the Executive) may terminate the employment relationship at any time for any reason or no reason. Furthermore, participation in the Plan does not guarantee payment of any Performance Bonus amount.

     4.3 NON-PAYMENT OR RECOVERY. The Company or Affiliate may refuse to pay a Performance Bonus or may recover a Performance Bonus previously paid if an error in the calculation of a Performance Bonus has resulted in an overpayment to an Executive. If an erroneous Performance Bonus payment is to be recovered, the Executive agrees to remit payment to the Company or the Affiliate the full amount of the monies being recovered within thirty (30) calendar days after the date of notice from the Company. Recovery may be made by the Company or an Affiliate at any time during and after the Executive's employment until the outstanding balance is satisfied in full. This Section 4.3 shall continue to be in effect after the expiration of this Plan and/or the expiration or termination of the Executive's employment with the Company or its Affiliates.

     4.4 AMENDMENT OR TERMINATION. The Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination will be made pursuant to a resolution of the Board.

     4.5 COMPLETE AGREEMENT. The terms and conditions this Plan, together with the applicable Executive's Bonus Schedule, constitute the complete and exclusive statement of the understanding between the Company, its Affiliates, and each Executive, which supersedes and excludes all prior or contemporaneous proposals, understandings, agreements or representations, oral or written, between the Company, its Affiliates, and each Executive, with respect to the subject matter hereof. If there is any conflict between the terms of the applicable Bonus Schedule and this Plan document, the terms of this Plan document will control.

     4.6 APPLICABLE LAW. Except to the extent preempted by federal law, the Plan will be construed and administered under the laws of the State of Illinois, without giving effect to its conflict of laws principles.

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     4.7    WITHHOLDING. The Company or an Affiliate may withhold from any payment that it is required to make under the Plan amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

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